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                                 GROSSMAN'S INC.
                         SUPPLEMENTAL ERISA EXCESS PLAN

                                    ARTICLE I
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                                  INTRODUCTION
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                  This Grossman's Inc. Supplemental Erisa Excess Plan (the
"Supplemental Plan") is established effective January 1, 1995 to provide supplemental retirement benefits to the President and Chief Executive Officer of Grossman's Inc. (the "Company") pursuant to his Employment Agreement with the Company, dated December 1, 1994.

                                   ARTICLE II
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                                  PARTICIPATION
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                  2.1 ELIGIBILITY. The President and Chief Executive Officer of
the Company, Sydney L. Katz, in such capacity as an employee of the Company as he may be serving from time to time, and such other highly compensated executive officers of the Company as the Board of Directors of the Company shall designate, shall be eligible to participate in this Supplemental Plan ("Participant").

                  2.2 VESTING. Each Participant shall vest in the benefits made available hereunder at the same time and under the same circumstances as apply to the Retirement Plan benefits supplemented hereby.


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                                   ARTICLE III
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                     DETERMINATION OF SUPPLEMENTAL BENEFITS
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                  Subject to Article IV hereof, each Participant shall be
entitled to receive an annual amount equal to (i) the annual pension benefit which would have been payable to such Participant under the Company's Retirement Plan ("Retirement Plan") as in effect on the date payment to such Participant commences thereunder, determined without regard to the dollar maximum limit upon Credited Compensation, as defined in Section 2.15 of the Retirement Plan, the limits of Section 415 of the Internal Revenue Code of 1986, as amended, and the amendment to the Retirement Plan, effective August 1, 1990, to base benefits on career average pay rather than final pay, in each case both prospectively and retroactively, reduced by (ii) any pension benefit actually payable to a Participant under the Retirement Plan plus any benefit actually payable to a Participant under the Grossman's Inc. ERISA Excess Plan, dated as of January 1, 1992, as amended from time to time ("ERISA Excess Plan"), plus any retirement or pension benefit payable under any other plan, program or arrangement, whether individual or otherwise, maintained by the Company.

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                                   ARTICLE IV
                                   ----------
                               PAYMENT OF BENEFITS
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                  4.1 PAYMENT OF BENEFITS. Amounts payable to a Participant in accordance with Article III shall be paid to such Participant at the same time, in the same manner (including, with respect to death or survivor benefits, to the same beneficiary) and subject to the same reductions as the benefits payable to such Participant under the Retirement Plan, except as provided in Section 4.2 hereof.

                  4.2 Notwithstanding the optional forms of payment of benefits under the Retirement Plan, a Participant hereunder shall not be entitled to a lump sum distribution, except in any of the following events:

                           4.2.1 Approval by resolution of the Board of Directors of the Company

                           4.2.2 A Change in Control as defined in the ERISA Excess Plan

                           4.2.3 Termination of the Retirement Plan

                  4.3 NO RIGHTS TO SPECIFIC ASSETS. Benefits payable under the Supplemental Plan shall be paid directly from the general assets of the Company or a Participating Subsidiary. Nothing contained in this Supplemental Plan and

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no action taken pursuant to the provisions of this Supplemental Plan shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participating Subsidiary and any Employee, any designated beneficiary or any other person. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS UNDER THIS SUPPLEMENTAL PLAN SUCH RIGHT SHALL BE NO GREATER THAN THE RIGHT OF AN UNSECURED GENERAL CREDITOR.

                                    ARTICLE V
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                               GENERAL PROVISIONS
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                  5.1 COMMITTEE. The Supplemental Plan shall be administered by the committee responsible for the administration of the Retirement Plan. The Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to the Supplemental Plan as it has with respect to the Retirement Plan, as well as such additional powers as may be elsewhere provided in this Supplemental Plan.

                  5.2 NON-GUARANTEE OF EMPLOYMENT. Nothing contained in this Supplemental Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to continued employment, or to affect the right of the Company to discharge any Participant, with or without cause.

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                  5.3 INTERESTS NOT TRANSFERABLE. Except as to withholding of any tax under the laws of the United States, of any state or locality, no supplemental benefits payable at any time under the Supplemental Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. The Board of Directors of the Company, however, may approve the payment of supplemental benefits hereunder pursuant to a Qualified Domestic Relations Order issued by a court of competent jurisdiction. No supplemental benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his supplemental benefits under the Supplemental Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Supplemental Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Supplemental Plan and hold or apply them to or for the benefit of such person entitled thereto under the Supplemental Plan, his spouse, children,

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other dependents or designated beneficiary, or any of the above, in such manner as the Board of Directors of the Company may deem proper.

                  5.4 FACILITY OF PAYMENT. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select.

                  5.5 GENDER AND NUMBER. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

                  5.6 CONTROLLING LAW. To the extent not superseded by the law of the United States, the law of the Commonwealth of Massachusetts shall be controlling in all matters relating to the Supplemental Plan.

                  5.7 ACTION BY GROSSMAN'S. Any action required of or permitted by the Company under the Supplemental Plan shall be by resolution of the Company's Board of Directors or the committee of the Board of Directors responsible for the supervision of the Retirement Plan.

                  5.8 SUCCESSORS. This Supplemental Plan is binding on the Company and will inure to the benefit of any successor of the Company whether by purchase, merger,

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consolidation or otherwise.

                                   ARTICLE VI
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                           AMENDMENT AND TERMINATION
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                  The Company's Board of Directors reserves and delegates to its
Compensation Committee the right to make from time to time any amendment or amendments to the Supplemental Plan or to terminate the Supplemental Plan, provided however, that in no event shall any Participant's supplemental benefits accrued to the date of any such amendment or termination be modified or reduced by such action.

                  IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing amended and restated instrument comprising the Supplemental Plan, the Company has caused the Supplemental Plan to be duly executed in its name and behalf by its Chairman of the Board this _______ day of December 1995.

ATTEST:                       GROSSMAN'S INC.
By:  ______________________   By:  _________________________
      Secretary                    Robert K. Swanson
                                   Chairman of the Board



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                                 GROSSMAN'S INC.

                            CERTIFICATE OF RESOLUTION
                            -------------------------

         The undersigned hereby certifies that he is the Secretary of GROSSMAN'S INC., a Delaware Corporation (the "Company"), and that annexed hereto and initialed by the undersigned is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company at a meeting held on July 29, 1992, and that such resolutions have not been rescinded and remain in full force and effect on the date hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the seal of the Company as of the day of April, 1996.

                       GROSSMAN'S INC.

                        By:  ________________________
                                 Richard E. Kent
                                    Secretary